Exhibit 99.1

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The following unaudited pro forma condensed combined financial statements of ENVI and GreenLight present the combination of the financial information of ENVI and GreenLight adjusted to give effect to the Business Combination. The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X, Pro Forma Financial Information.

The unaudited pro forma condensed combined balance sheet as of September 30, 2021 combines the historical balance sheet of ENVI and the historical balance sheet of GreenLight on a pro forma basis as if the Business Combination had been consummated on September 30, 2021. The unaudited pro forma condensed combined statements of operations for the nine months ended September 30, 2021 and the year ended December 31, 2020 combine the historical statements of operations of ENVI and GreenLight on a pro forma basis as if the Business Combination had been consummated on January 1, 2020, the beginning of the earliest period presented.

On February 2, 2022, (the “Closing Date”) ENVI consummated the previously announced Business Combination with GreenLight and a subsidiary of ENVI pursuant to the terms of the Business Combination Agreement, dated August 9, 2021, which provides for, among other things, the following transactions:

•	the subsidiary of ENVI merged with and into GreenLight, with GreenLight surviving as a wholly owned subsidiary of New GreenLight;

•

each issued and outstanding share of capital stock of GreenLight converted into a number of shares of New GreenLight Common Stock equal to the product of (x) the conversion ratio applicable to such share, if any, under GreenLight’s certificate of incorporation, multiplied by (y) 0.6656 (the “Exchange Ratio”), which is the quotient obtained by dividing (a) 120,000,000, by (b) the number of “Fully-Diluted Shares” as defined in the Business Combination Agreement;

•

each GreenLight Option converted into an option to purchase a number of shares of New GreenLight Common Stock in accordance with the terms and subject to the conditions of the Business Combination Agreement;

•

each GreenLight Warrant, to the extent outstanding and unexercised, converted into a warrant to acquire shares of New GreenLight Common Stock in accordance with the terms and subject to the conditions of the Business Combination Agreement; and

•	each share of ENVI Class A Common Stock and ENVI Class B Common Stock that was issued and outstanding immediately prior to the Merger became one share of New GreenLight Common Stock;

Other related events that occurred in connection with the Business Combination are summarized below:

•

ENVI issued and sold an aggregate of 12,425,000 shares of ENVI Class A Common Stock for a purchase price of $10.00 per share and aggregate gross proceeds of $124.3 million in the PIPE Financing pursuant to the Subscription Agreements. Proceeds from the 12,425,000 shares are inclusive of $35.25 million that was advanced to GreenLight by the Prepaying PIPE Investors in December 2021 in the form of GreenLight convertible securities. See the section in the Proxy Statement/Prospectus titled “GreenLight’s Management’s Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources—Advancement of a Portion of the Purchase Price of the PIPE Financing” beginning on page 284 for more information;

•

GreenLight Convertible Notes converted into GreenLight Series D Preferred Stock equal to the quotient of (a) the face value of the note plus all accrued but unpaid interest thereon divided by (b) the price of GreenLight Series D Preferred Stock; and concurrently the conversion of the GreenLight Preferred Stock into New GreenLight Common Stock pursuant to the terms of the Business Combination Agreement

•

Certain GreenLight Warrants that were issued and outstanding prior to the Closing Date were exercised. The unaudited pro forma condensed combined balance sheet and statement of operations include adjustments related to the exercise of all the GreenLight Warrants, and concurrently, the conversion of the GreenLight Preferred Stock and GreenLight Common Stock received on exercise directly into New GreenLight Common Stock pursuant to the terms of the Business Combination Agreement; and

•	The ENVI Related Party Loan was forgiven.

The Business Combination was accounted for as a reverse recapitalization in accordance with United States generally accepted accounting principles (“GAAP”). Under this method of accounting, ENVI was treated as the acquired company and GreenLight was treated as the acquirer for financial statement reporting purposes.

GreenLight was determined to be the accounting acquirer based on an evaluation of the following facts that were in place when the closing of the Business Combination became effective:

•	GreenLight’s existing stockholders have the greater voting interest in New GreenLight with an approximately 85% voting interest as of immediately following the Closing;

•

by virtue of such voting interest upon the Closing, GreenLight’s existing stockholders have the ability to control decisions regarding the election and removal of directors and officers of New GreenLight following the Closing;

•	the New GreenLight Board consists of seven members, of which five were appointed by GreenLight, one was appointed by GreenLight and approved by ENVI and one was appointed by ENVI;

•	senior management of GreenLight comprised the senior management of New GreenLight; and

•	operations of GreenLight comprised the ongoing operations of New GreenLight.

Other factors were considered, but they would not change the preponderance of factors indicating that GreenLight is the accounting acquirer.

The unaudited pro forma condensed combined financial statements have been developed from and should be read together with:

•	the accompanying notes to the unaudited pro forma condensed combined financial statements;

•

the historical audited financial statements of ENVI as of December 31, 2020 and for the period from July 2, 2020 (inception) through December 31, 2020, and the related notes, which are incorporated by reference into the Form 8-K;

•	the historical unaudited financial statements of ENVI as of and for the nine months ended September 30, 2021 and the related notes, which are incorporated by reference into the Form 8-K;

•	the historical audited consolidated financial statements of GreenLight as of and for the year ended December 31, 2020 and the related notes, which are incorporated by reference into the Form 8-K;

•

the historical unaudited condensed consolidated financial statements of GreenLight as of and for the nine months ended September 30, 2021 and the related notes, which are incorporated by reference into the Form 8-K; and

•

other information relating to ENVI and GreenLight which is incorporated by reference into the Form 8-K, including the Business Combination Agreement and the description of certain terms thereof set forth in the section titled “The Business Combination Proposal — The Business Combination Agreement” and the risk factors set forth under the section titled “Risk Factors” contained in Proxy Statement/Prospectus.

Assumptions and estimates underlying the unaudited pro forma adjustments set forth in the unaudited pro forma condensed combined financial statements are described in the accompanying notes. The unaudited pro forma condensed combined financial statements have been presented for illustrative purposes only and are not necessarily indicative of the operating results and financial position that would have been achieved had the Business Combination occurred on the dates indicated. Further, the unaudited pro forma condensed combined financial statements do not purport to project the future operating results or financial position of New GreenLight following the completion of the Business Combination. The unaudited pro forma adjustments represent management’s estimates based on information available as of the date of these unaudited pro forma condensed combined financial statements and are subject to change as additional information becomes available and analyses are performed.

The unaudited pro forma condensed combined financial statements reflect actual redemption of 19,489,626 shares of ENVI Class A Common Stock at $10.00 per share based on the Closing redemption price.

The following summarizes the shares of New GreenLight Common Stock outstanding after consummation of the Business Combination, as presented in the unaudited pro forma condensed combined financial statements as of September 30, 2021:

	Shares	%
Public shares (a)	1,210,374	1%
Founder shares	5,175,000	4%
GreenLight Equityholders (b)(c)	103,722,908	85%
PIPE Shares	12,425,000	10%

Pro forma common stock outstanding at September 30, 2021 (d)	122,533,282	100%

Potential sources of dilution
Public Warrants	10,350,000	8%
Private Placement Warrants	1,471,154	1%
Insider Warrants	591,346	*
Rollover options	17,632,487	14%

*	Certain amounts adjusted for rounding
(a)	Amount excludes 12,412,500 warrants to purchase ENVI Class A Common Stock, which is made up of 10,350,000 public warrants, 1,471,154 private placement warrants and 591,346 Insider Warrants.
(b)

In accordance with the terms and subject to the conditions of the Business Combination Agreement, each outstanding share of capital stock of GreenLight was exchanged for shares of New GreenLight Common Stock, and outstanding GreenLight Options (whether vested or unvested) were exchanged for comparable options to purchase New GreenLight Common Stock.

(c)

Amount includes 6,612,259 shares issued upon conversion of the GreenLight Convertible Notes and 677,946 shares underlying GreenLight Warrants that were assumed to be exercised immediately prior to the consummation of the Merger and excludes 17,632,487 shares underlying Rollover Options issued to holders of GreenLight Options, as such GreenLight Options remained unexercised as of the Closing.

(d)

Amount excludes 31,750,000 shares (which amount includes shares underlying Rollover Options) and 2,000,000 shares of New GreenLight Common Stock that are available for issuance under the New GreenLight Equity Plan and the New GreenLight ESPP.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

AS OF SEPTEMBER 30, 2021

(in thousands)

	As of September 30, 2021				As of September 30, 2021
	Environmental Impact Acquisition Corp.*	GreenLight Biosciences, Inc.	Pro Forma Adjustments		Pro Forma Condensed Combined
ASSETS
Current Assets
Cash and cash equivalents	$158	$34,754	$207,009	(A)	$147,007
			13	(F)
			(24,268)	(I)
			124,250	(J)
			(194,909)	(L)
Prepaid expenses and other current assets	698	2,781	—		3,479

Total Current Assets	856	37,535	112,095		150,486
Restricted Cash	—	167			167
Property and equipment, net	—	21,744			21,744
Deferred offering costs	—	2,590	(2,590)	(I)	—
Security deposits	—	1,256			1,256
Marketable securities held in Trust Account	207,009	—	(207,009)	(A)	—

TOTAL ASSETS	$207,865	$63,292	$(97,504)		$173,653

Current liabilities
Accrued expenses	$3,016	$9,351	(2,881)	(I)	$9,486
Accounts payable	—	6,559	(2,085)	(I)	4,474
Convertible debt	—	17,959	(17,959)	(E)	—
Accrued offering costs	119	—	(119)	(I)	—
Promissory note - related party	500		(500)	(D)	—
Deferred revenue	—	1,378			1,378
Long term debt, current portion	—	5,844			5,844
Other current liabilities	—	585	(314)	(F)	271

Total Current Liabilities	3,635	41,676	(23,858)		21,453
Warrant liability	13,341	1,293	(1,293)	(F)	12,619
			(722)	(M)
Long term debt, net of current portion	—	15,013			15,013
Other liabilities	—	1,355			1,355

TOTAL LIABILITIES	16,976	59,337	(25,873)		50,440

Commitments
Class A Common stock subject to possible redemption	207,000	—	(207,000)	(B)	—
Redeemable Convertible Preferred Stock	—	218,787	(218,787)	(H)	—
Stockholders’ Equity (Deficit)
Common Stock, $0.0001 par value	—	—	2	(B)	12
			1	(C)
			1	(E)
			9	(H)
			1	(J)
			(2)	(L)
Class A Common Stock, $0.001 par value	—	3	(3)	(H)	—
Class B Common Stock, $0.0001 par value	1	—	(1)	(C)	—
Additional paid-in capital	—	4,062	206,998	(B)	343,164
			500	(D)
			17,997	(E)
			1,620	(F)
			—	(G)
			218,781	(H)
			(21,773)	(I)
			124,249	(J)
			(16,112)	(K)
			(194,907)	(L)
			722	(M)
			1,027	(N)
Accumulated Deficit	(16,112)	(218,897)	(39)	(E)	(219,963)
			16,112	(K)
			(1,027)	(N)

Total Stockholders’ Equity (Deficit)	(16,111)	(214,832)	354,156		123,213

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)	$207,865	$63,292	$(97,504)		$173,653

*	Certain amounts adjusted for rounding

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2021

(in thousands, except share and per share data)

	For the nine months ended September 30, 2021				For the nine months ended September 30, 2021
	Environmental Impact Acquisition Corp.	GreenLight Biosciences, Inc.	Pro Forma Adjustments		Pro Forma Condensed Combined
Revenues:
Collaboration Revenue	$—	$—			$—
Grant Revenue	—	1,180			1,180

Total revenues	$—	$1,180	$—		$1,180

Operating expenses
Research and development	—	62,081	—		62,081
General and administrative	4,084	13,943	1,027	(DD)	19,054
Operating and formation costs	—	—	—		—

Total operating expenses	4,084	76,024	1,027		81,135

Operating loss:	$(4,084)	$(74,844)	$(1,027)		$(79,955)

Interest income	9	20	(9)	(AA)	20
Loss in initial issuance of Private Placement Warrants	(1,273)	—	318	(FF)	(955)
Interest expense	—	(1,471)	687	(CC)	(784)
Change in fair value of warrant liability	1,840	(1,343)	1,343	(EE)	1,744
			(96)	(FF)

Loss before benefit for income taxes	(3,508)	(77,638)	1,312		(79,930)

Net loss	$(3,508)	$(77,638)	$1,312		$(79,930)

Loss per Share
Weighted average shares of common stock outstanding					122,533,282
Loss per share (basic and diluted) attributable to common					$(0.65)

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS FOR THE YEAR ENDED DECEMBER 31, 2020

(in thousands, except share and per share data)

	For the period from July 2, 2020 (inception) through December 31, 2020	For the year ended December 31, 2020			For the year ended December 31, 2020
	Environmental Impact Acquisition Corp.	GreenLight Biosciences, Inc.	Pro Forma Adjustments		Pro Forma Condensed Combined
Revenues:
Collaboration Revenue	$—	$962			$962
Grant Revenue	—	785			785

Total revenues	$—	$1,747	$—		$1,747

Operating expenses
Research and development	—	42,866			42,866
General and administrative	—	11,165	2,240	(BB)	13,405
Operating and formation costs	3	—	—		3

Total operating expenses	3	54,031	2,240		56,274

Operating loss:	$(3)	$(52,284)	$(2,240)		$(54,527)

Interest income	—	83	—		83
Interest expense	—	(1,028)	575	(CC)	(453)
Change in fair value of warrant liability	—	(22)	22	(EE)	—

Loss before benefit for income taxes	(3)	(53,251)	(1,643)		(54,897)

Net loss	$(3)	$(53,251)	$(1,643)		$(54,897)

Loss per Share
Weighted average shares of common stock outstanding					122,533,282
Loss per share (basic and diluted) attributable to					$(0.45)

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2021

(in thousands, except share and per share data)

Notes to Unaudited Pro Forma Condensed Combined Financial Statements

1. Basis of Presentation

The Business Combination is accounted for as a reverse recapitalization, with no goodwill or other intangible assets recorded, in accordance with GAAP. Under this method of accounting, ENVI is treated as the “acquired” company for financial reporting purposes. Accordingly, for accounting purposes, the Business Combination was treated as the equivalent of GreenLight issuing stock for the net assets of ENVI, accompanied by a recapitalization. The net assets of ENVI are stated at historical cost.

The unaudited pro forma condensed combined balance sheet as of September 30, 2021, gives pro forma effect to the Business Combination as if it had been consummated on September 30, 2021. The unaudited pro forma condensed combined statements of operations for the nine months ended September 30, 2021, and the year ended December 31, 2020, give pro forma effect to the Business Combination as if it had been consummated on January 1, 2020.

The unaudited pro forma condensed combined balance sheet as of September 30, 2021, has been prepared using, and should be read together with, the following:

•	ENVI’s unaudited condensed balance sheet as of September 30, 2021, and the related notes, which are incorporated by reference into the Form 8-K; and

•	GreenLight’s unaudited condensed consolidated balance sheet as of September 30, 2021, and the related notes, which are incorporated by reference into the Form 8-K.

The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2020, has been prepared using, and should be read together with, the following:

•	ENVI’s audited statement of operations for the year ended December 31, 2020 and the related notes, which are incorporated by reference into the Form 8-K; and

•	GreenLight’s audited consolidated statement of operations for the year ended December 31, 2020, and the related notes, which are incorporated by reference into the Form 8-K.

The unaudited pro forma condensed combined statement of operations for the nine months ended September 30, 2021 has been prepared using, and should be read together with, the following:

•	ENVI’s unaudited condensed statement of operations for the nine months ended September 30, 2021 and the related notes, which are incorporated by reference into the Form 8-K; and

•	GreenLight’s unaudited condensed consolidated statement of operations for the nine months ended September 30, 2021, and the related notes, which are incorporated by reference into the Form 8-K.

Management has made significant preliminary estimates and assumptions in its determination of the pro forma adjustments. As the unaudited pro forma condensed combined financial information has been prepared based on these preliminary estimates, the final amounts recorded may differ materially from the information presented.

The unaudited pro forma condensed combined financial information does not give effect to any anticipated synergies, operating efficiencies, tax savings or cost savings that may be associated with the Business Combination as ENVI and GreenLight did not reflect any management adjustments under the new Article 11 pro forma rules and regulations. The pro forma adjustments reflecting the consummation of the Business Combination are based on certain currently available information and certain assumptions and methodologies that management believes are reasonable under the circumstances. The unaudited condensed pro forma adjustments, which are described in the accompanying notes, may be revised as additional information becomes available and is evaluated. Therefore, it is likely that the actual adjustments will differ from the pro forma adjustments and it is possible that the differences will be material. Management believes that its assumptions and methodologies provide a reasonable basis for presenting all of the significant effects of the Business Combination based on information available to management at the time and that the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the unaudited pro forma condensed combined financial information.

The unaudited pro forma condensed combined financial information is not necessarily indicative of what the actual results of operations and financial position would have been had the Business Combination taken place on the dates indicated, nor are they indicative of the future results of operations or financial position of the post-combination company. They should be read together with the historical financial statements of ENVI and GreenLight and the related notes.

2. Transaction Accounting Adjustments to Unaudited Pro Forma Condensed Combined Financial Information

The unaudited pro forma condensed combined financial information has been prepared to illustrate the effect of the Business Combination and has been prepared for informational purposes only. The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X. Article 11 requires the presentation of adjustments for the accounting for the transaction and provides management with the option to present the reasonably estimable synergies and other transaction effects that have occurred or are reasonably expected to occur. ENVI has elected not to present any management’s adjustments and has only presented transaction accounting adjustments in the unaudited pro forma condensed combined financial information. ENVI and GreenLight have not had any historical relationship prior to the Business Combination. Accordingly, no pro forma adjustments were required to eliminate activities between the companies.

Adjustments to Unaudited Pro Forma Condensed Combined Balance Sheet

The adjustments included in the unaudited pro forma condensed combined balance sheet as of September 30, 2021 are as follows:

1.	Represents pro forma adjustments to the condensed combined balance sheet:

A.

Reflects the reclassification of $207.0 million of cash and cash equivalents held in the Trust Account at the balance sheet date that becomes available to fund expenses in connection with the business combination.

B.	Reflects the reclassification of ENVI Class A Common Stock subject to possible redemption to permanent stockholders’ equity.

C.	Reflects the conversion of ENVI Class B Common Stock held by the initial stockholders of ENVI into New GreenLight Common Stock.

D.	Reflects the forgiveness of the $0.5 million related party loan with HB Strategies on the Closing Date.

E.

Reflects the conversion of the GreenLight Convertible Notes with a historical net carrying value of $18.0 million (including accrued interest of $1.2 million as of September 30, 2021) into 9,934,084 shares of GreenLight Series D Preferred Stock immediately prior to the Closing and the related write-off of $0.04 million of unamortized issuance costs. As all GreenLight Preferred Stock and GreenLight Common Stock was converted into New GreenLight Common Stock in connection with the Business Combination, this adjustment reflects the conversion of such preferred shares directly into New GreenLight Common Stock pursuant to the terms of the Business Combination Agreement.

F.

Reflects the (i) receipt of $0.01 million for the cash exercise of 76,301 liability-classified GreenLight Warrants for 76,301 shares of GreenLight Preferred Stock and (ii) the cashless exercise of 244,349 liability-classified GreenLight Warrants for 20,160 shares of GreenLight Preferred Stock and 192,755 Common Shares. As all GreenLight Preferred Stock and GreenLight Common Stock was converted into New GreenLight Common Stock in connection with the Merger, this adjustment reflects the conversion of such warrants to purchase GreenLight Preferred Stock and GreenLight Common Stock directly into New GreenLight Common Stock pursuant to the terms of the Business Combination Agreement.

G.

Reflects the cashless exchange of 965,854 equity-classified GreenLight Warrants for 636,186 and 64,128 shares of GreenLight Preferred Stock and GreenLight Common Stock, respectively. As all GreenLight Preferred Stock and GreenLight Common Stock was converted into New GreenLight Common Stock in connection with the Merger, this adjustment reflects the conversion of such warrants to purchase GreenLight Preferred Stock and GreenLight Common Stock directly into New GreenLight Common Stock pursuant to the terms of the Business Combination Agreement.

H.

Reflects the conversion of GreenLight Preferred Stock and GreenLight Common Stock into shares of New GreenLight Common Stock pursuant to the terms of the Business Combination Agreement concurrent with the Closing.

I.

Reflects (i) the settlement of estimated transaction costs of $25.0 million anticipated in consummating the Business Combination, of which $24.3 million have not been paid as of September 30, 2021, and (ii) the reclassification of transaction costs of $2.6 million within deferred offering costs, $2.9 million within accrued expenses, $2.1 million within accounts payable and $0.1 million within accrued offering costs. The estimated $25.0 million of transaction costs is inclusive of $5.5 million of transaction costs that have been allocated to ENVI, of which $3.2 million have already been incurred, and of which $2.2 million were expensed upon the consummation of the Business Combination. Transaction costs include legal, financial advisory and other professional fees related to the Business Combination. In connection with the reverse recapitalization treatment, GreenLight’s transaction costs are recorded as reductions to additional paid-in capital.

J.

Reflects gross proceeds from the issuance and sale of an aggregate of 12,425,000 shares of ENVI Class A Common Stock at $10.00 per share from the PIPE Financing pursuant to the Subscription Agreements.

K.	Reflects the elimination of ENVI’s historical accumulated deficit.

L.

Reflects the cash disbursement in which 19,489,626 shares of ENVI Class A Common Stock are redeemed for an aggregate payment of approximately $194.9 million (based on the Closing per share redemption price of approximately $10.00 per share).

M.

Reflects the forfeiture of 687,500 Warrants comprised of 528,846 Private Placement Warrants owned by HB strategies and 158,654 Insider Warrants owned by the Sponsor that are forfeited pursuant to the Sponsor Letter Agreement.

N.

Represents incremental stock-based compensation expense associated with certain Rollover Options that vest based on both a liquidity and a service condition. The liquidity condition is satisfied upon the occurrence of certain events, including a merger or acquisition or other business combination transaction involving GreenLight and a publicly traded special purpose acquisition company or other similar entity and, as a result, the liquidity condition for certain Rollover Options will be satisfied upon the completion of the Business Combination. Upon the closing of the Business Combination, we expect to recognize approximately $1.0 million of incremental stock-based compensation expense associated with these Rollover Options, based on the number of options outstanding and the requisite service completed at September 30, 2021. As of September 30, 2021, the liquidity events were not deemed probable for expense recognition in the Unaudited Consolidated Statement of Operations.

Adjustments to Unaudited Pro Forma Condensed Combined Statements of Operations

2.

The pro forma adjustments included in the unaudited pro forma condensed combined statements of operations for the year ended December 31, 2020 and the nine months ended September 30, 2021 are as follows:

AA. Reflects the elimination of interest income earned on marketable securities held in the Trust Account.

BB. Reflects the portion of ENVI’s estimated transaction costs not eligible for capitalization of $5.5 million. Of this amount, $3.2 million is already incurred and expensed in the historical statement of operations for the nine months ended September 30, 2021. This is a non-recurring item.

CC. Reflects the elimination of interest expense associated with the GreenLight Convertible Notes, net of the write-off of unamortized issuance costs of $0.04 million, which were converted to GreenLight Series D Preferred Stock. All GreenLight Preferred Stock and GreenLight Common Stock was converted to New GreenLight Common Stock in connection with the Closing of the Business Combination.

DD. Represents incremental stock-based compensation expense associated with certain Rollover Options that vest based on both a liquidity and a service condition. The liquidity condition is satisfied upon the occurrence of certain events, including a merger or acquisition or other business combination transaction involving GreenLight and a publicly traded special purpose acquisition company or other similar entity and, as a result, the liquidity condition for certain Rollover Options will be satisfied upon the completion of the Business Combination. Upon the closing of the Business Combination, we expect to recognize approximately $1.0 million of incremental stock-based compensation expense associated with these Rollover Options, based on the number of options outstanding and the requisite service completed at September 30, 2021 As of September 30, 2021, the liquidity events were not deemed probable for expense recognition in the Unaudited Consolidated Statement of Operations.

EE. Reflects the elimination of losses related to change in fair value of liability-classified GreenLight Warrants which are settled upon consummation of the Business Combination.

FF. Reflects the elimination of the change in fair value and loss in initial issuance of 687,500 Warrants comprised of 528,846 Private Placement Warrants owned by HB strategies and 158,654 Insider Warrants owned by the Sponsor that are forfeited pursuant to the Sponsor Letter Agreement.

3. Net Loss per Share

Net loss per share represents the net loss per share calculated using the historical weighted average shares outstanding, and the issuance of additional shares in connection with the Business Combination, assuming the shares were outstanding since January 1, 2020. As the Business Combination is being reflected as if it had occurred at the beginning of the periods presented, the calculation of weighted average shares outstanding for basic and diluted net loss per share assumes that the shares issuable relating to the Business Combination have been outstanding for the entire periods presented.

	For the year ended December 31, 2021	For the nine months ended September 30, 2021
(Amounts in thousands, except per share data)
Pro forma net loss	$(54,897)	$(79,930)
Weighted average shares calculation, basic and diluted
Public shares (a)	1,210,374	1,210,374
Founder Shares	5,175,000	5,175,000
GreenLight Equityholders (b)(c)	103,722,908	103,722,908
PIPE Shares	12,425,000	12,425,000

Weighted average common stock outstanding (d)	122,533,282	122,533,282

Loss per share, basic and diluted, attributable to common stockholders	$(0.45)	$(0.65)

(a)	Amount excludes 12,412,500 warrants to purchase ENVI Class A Common Stock, which is made up of 10,350,000 public warrants, 1,471,154 private placement warrants and 591,346 Insider Warrants.
(b)

In accordance with the terms and subject to the conditions of the Business Combination Agreement, each outstanding share of capital stock of GreenLight was exchanged for shares of New GreenLight Common Stock, and outstanding GreenLight Options (whether vested or unvested) were exchanged for comparable options to purchase New GreenLight Common Stock.

(c)

Amount includes 6,612,259 shares issued upon conversion of the GreenLight Convertible Notes and 677,946 shares underlying GreenLight Warrants that were assumed to be exercised immediately prior to the consummation of the Merger and excludes 17,632,487 shares underlying Rollover Options issued to holders of GreenLight Options, as such GreenLight Options remained unexercised as of the Closing.

(d)

Amount excludes 31,750,000 shares (which amount includes shares underlying Rollover Options) and 2,000,000 shares of New GreenLight Common Stock that are available for issuance under the New GreenLight Equity Plan and the New GreenLight ESPP.